EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of August 8, 2000, by and among Centre Capital Corp., a Nevada corporation ("CCCX"), American Absorbents Natural Products, Inc., Inc., a Utah corporation ("the Company"), and those persons listed in Exhibit A hereto, being all of the shareholders of Absorbents who own individually at least five percent (5%) of the outstanding stock of the Company and together control over 50% of the outstanding stock of the Company (the Stockholders) as of the date of this Agreement is executed. CCCX and the Company, and the Stockholders are sometimes referred to collectively herein as the "Parties".

                                    RECITALS:

The Stockholders own a majority of the issued and outstanding shares of the Company's common stock. CCCX desires to acquire all of the issued and outstanding common stock of the Company, making the Company a wholly-owned subsidiary of CCCX, and Stockholders desire to exchange all of their shares of the Company common stock and for $500,000 cash to be contributed as working capital to the Company by CCCX and shares of CCCX authorized but unissued Common Stock, $.001 par value, preferred stock $.001 par value and $3.00 detachable warrants. It is the intention of the parties hereto that: (i) CCCX shall acquire all of the issued and outstanding common stock of the Company in exchange solely for the number of shares of CCCX authorized but unissued Common Stock, Preferred Stock, and detachable warrants set forth below (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange qualify as a transaction in securities are not exempt from registration or qualification under the Securities act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the Stockholders reside.

NOW THEREFORE, for the mutual consideration set out herein, the parties hereto agree as follows:

1.   Exchange of Shares

CCCX and the Company agree that on the Closing Date (as hereinafter defined) that Stockholders will exchange approximately 7,000,000 shares which are a majority of the issued and outstanding Common Stock of the Company) for 2,000,000 shares of the common stock (the "Shares"),$.001 par value per shares ("Common Stock"), 5,000,000 shares of a Series A $2.00 Callable Cumulative Convertible Preferred, $.001 par value, with a share for share $3.00 detachable warrant. The Cumulative dividend shall accumulate at 4% per annum. The Preferred Stock can not be called or converted until the end of one year from the date of issuance and distribution of the Stock. The Callable premium shall be 150% or $3.00 per share. The number of Shares of the Company common stock owned by each Stockholder and the number of shares of CCCX's Common Stock, Preferred Stock, and detachable warrant which each Stockholder will receive in the Exchange is set forth in Exhibit "A", which is attached hereto and made a part hereof. The common stock, Preferred Stock, and Warrants will participate or receive the benefit of any stock dividend paid or stock split declared prior to and subsequent to closing.


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2.   Delivery of Shares

On the Closing Date, Stockholders will deliver to CCCX the certificates representing a majority of the outstanding shares of the Company Common Stock, duly endorsed (or with duly executed stock powers) so as to make CCCX the sole owner thereof, free and clear of all claims and encumbrances. Simultaneously, on the Closing Date, CCCX will deliver the certificates representing the Shares to the Stockholders. The Exchange shall not be effected unless 52% of the Company Stockholders execute this Agreement and all shares of the Company outstanding common stock are delivered to CCCX on the Closing Date, after a vote of all the Stockholders of the Company. CCCX and the Company will collectively send an information statement pursuant 14c of the Securities Exchange Act of 1934 that will inform the Stockholders of their rights and the methods to exchange their shares of the Company for shares of CCCX.

In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by CCCX, the posting by such person of a bond in such reasonable amount as CCCX may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable exchange consideration deliverable in respect thereof pursuant to this Agreement.

3.   Representations and Warranties of Company

The Company, as a material inducement for CCCX to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to CCCX, which representations and warranties are true and correct at this date, and will be true and correct in all material respect on the Closing Date:

3(a). Securities Holders. The Stockholders listed on Exhibit "A" are the owners, of record and beneficially, of a majority of the issued and outstanding shares of the Company Common Stock.

3(b) Financial Statements.

          (i) The audited financial statements included in ABSORBENTS's Annual Report on Form 10-KSB for the year ended January 31, 2000 (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of The Company and its Subsidiary as of the indicated dates and the results of operations of The Company and its Subsidiary for the indicated periods, are correct and complete in all material respects, and are consistent with the books and records of The Company and its Subsidiary.

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          (ii) The unaudited financial statements included in The Company's
Quarterly Report on Form 10-QSB for the quarter ended April 30, 2000 (the "Most Recent The Company Fiscal Period End"), as of the date thereof, comply in all material respects with the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder, present fairly the results of operations of The Company and its Subsidiary for the periods covered, and are correct and complete in all material respects.

3(c) Undisclosed Liabilities. At the Closing Date the Company: (i) will have no liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Financial Statements except for liabilities and obligations arising in the ordinary course of business, none of which is materially adverse, and (ii) all reserves established by the Company and set forth in the Financial Statements will be adequate and there will be no material loss contingencies (as such term is used in Statement of Financial Account Standard No. 5 of the Financial Accounting Standards Board) which are not adequately provided for. American Absorbents Natural Products, Inc. has identified the contingent liability resulting from the issuance of royalty payments to shareholders based upon mined, milled, and sold products.

3 (d) Absence of Changes. Since the date of the Financial Statements, Acquired business has been operated in the ordinary course and there has not been (i) Any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects of Acquired for such period, in the aggregate, or at any time during such period: (ii) Any damage, destruction of loss (whether or not covered by insurance) materially adversely affecting the Company or its businesses; (iii) Any declaration setting aside, or payment of any dividend or other distribution in respect of any shares of the Company, or any direct or indirect redemption, purchase or other acquisition of such stock: (iv) Any issuance or sale by the Company or agreement to sell any of its securities; or (v) Any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over the Company or its Business) which materially adversely affects the Company or its business.

3 (e) Litigation, Etc. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against the Company, its assets or business, whether at law or in equity, or before or by any federal, state municipal, local, foreign or other government department, commission, board, bureau, agency or instrumentality; nor does the Company know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding.

3 (f) Compliance, Governmental Authorizations. The Company has complied with all federal, state, local, or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities laws which if not complied with would materially and adversely affect the business of the Company. The Company has all federal, state, local and foreign governmental licenses and permits necessary in the conduct of its business, and such licenses and permits are in full force and effect, and the Company knows of no violations of any suit licenses or permits, and no proceedings are pending or threatened to revoke or limit the use of such license and permits.

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3 (g) Due Organization, Etc. The Company is a corporation's duly organized, validly existing and in good standing under the laws of the State of Utah and is qualified to do business and in good standing in each state where it is required to be so qualified and such qualification is material to its business. The Company has the power to own its properties and assets and to carry on its business as now presently conducted.

3 (h) Tax Matters. The Company has filed all federal, state and local tax or related return and reports due or required to be filed, which reports accurately reflect in all material respect the amount of taxes due. The Company has paid all amounts of taxes or assessments which would be delinquent if not paid as of the date of this agreement, other than taxes or charges being contested in good faith or not yet finally determined.

3 (i) Agreements, Etc. Schedule 1 contains a true and complete list and brief description of all written or oral contracts, agreements, mortgages, obligations, understandings, arrangements, restrictions and other instruments to which the Company is party or by which the Company or its assets may be bound. True and Correct copies of all items set forth on Schedule 1 have been or will be made available to the Company prior to Closing. No event has occurred, except as disclosed therein, which (whether with or without notice lapse of time or the happening or occurrence of any other event) would constitute a default under any of the agreements set forth in Schedule 1.

3 (j) Title to Property and Related Matters. Robert L. and Judith A. Bitterli have a mortgage on the Company's real estate and manufacturing facility located at 12859 Snow Mountain Pine Lane, Hines, OR 97738. Austin-Young, Inc. has a lien on 2,520,000 shares. The Company has good and marketable title fee and clear of any liens of encumbrances to all other properties, interest in properties and assets real personal and mixed, reflected as being owned by it on the Financial Statements or acquired by it after the date of the Financial Statements, of any kind or character, there are no liens for current taxes not yet delinquent. Except for matters, which may arise in the ordinary course of business, the Company assets are in good operating condition and repair. To the best of knowledge of the Company, there does not exist any condition, which materially interferes with the use thereof in the ordinary course of the Company business.

3 (k) Corporate Records. The corporate records, minute books, and other documents and records of the Company are complete and correct from 1995 through Closing. CCCX shall have the right to review all corporate records of the Company prior to the Closing Date.

3 (l) Licenses, Trademarks, Trade Names, Etc. There is no pending or threatened claim or litigation against the Company contesting the right to use any of the trademarks, trade names and know how or validity of any of the licenses, copyrights and patents or asserting the misuse of any thereof, nor has there ever been any such claim or litigation.

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3 (m) Authorization by the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceability may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to limiting or affecting the enforcement of creditors, rights generally; and neither the execution and delivery of this Agreement nor the consummation by the CCCX of the transaction contemplated hereby, nor compliance with any of the provisions hereof, will violate any statue, law rule or regulation or any order writ, injunction or decree of any court or governmental authority or violate or conflict with other constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease mortgage, obligation agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company or its properties may be bound. No consent or approval of any governmental authority is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

3 (n) Corporate Authorizations. The Company is authorized to enter into this Agreement and have taken all corporate action necessary to authorize the execution of this Agreement and consummation of the transactions contemplated herein. The execution, delivery and performance of this Agreement by the Company will not be in conflict with or constitute a default under any provisions of applicable law, the Company Article of Incorporation or By-Laws, or any agreement or instrument to which the Company is a party or by which its assets are bound.

3(o) Capitalization. The authorized capitalization of the Company is as set forth in Schedule 2. Except as set forth in said Schedule 2, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of the Company securities which are not reflected in the Financial Statement or in Schedule 2.

3(p) Full Disclosures. The Company has, and at the Closing Date will have, disclosed to CCCX all events, conditions and facts materially affecting the business and prospects of the Company; and the Company has not and will not have, at the Closing Date, withheld disclosure of any events, conditions and facts which it may have knowledge of, or have reasonable grounds to know, may materially, adversely affect the business and prospects of the Company.

3 (q) Brokerage Fees. The Company has not incurred, nor will it incur any liability for brokerage or finder's fee or similar charges in connection with this Agreement or any of the transactions contemplated hereby.


3(r) Employment Agreements. The Company has entered into employment agreements ("Employment Agreements") with various key employees and contains such terms as are consistent with the terms of their employment prior to the date hereof. True and correct copies of the Employment Agreement have been or will be made available to CCCX prior to the Closing Date.

3(s) Share Ownership. The shares of the Company Common Stock to be exchanged for the Shares in the Exchange are owned of record and beneficially, by the respective stockholders of the Company as specified on Exhibit "A", free and clear of all liens and encumbrances of any kind and nature and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

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3(t) Authority to Enter into Agreement. The Company, under the aegis of Mr.
Robert L. Bitterli, Chief Executive Officer has the power and authority to enter into this agreement subject to the advice and consent of the Board of Directors and by majority vote of the stock holders and can perform its obligations hereunder.

3(u) Obligation. This Agreement constitutes a valid and legally binding obligation of each Stockholder, and neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of or default under, or conflict with, any judgment, decree, statue or regulation of any governmental authority applicable to such Stockholder or any contract, commitment, agreement or restriction of any kind to which such Stockholder is a party or by which it or its assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to such Stockholder.

3(v) Approvals Required. No approval, authorization, consent, order or other action of, or filing with any person, firm or corporation of any court, administrative agency or other governmental authority is required in connection with the execution and delivery by the Stockholders of this Agreement or the consummation of the transaction described herein, except as disclosed herein an, except to the extend that the parties are required to file reports in accordance with revelant regulations under Federal and State securities laws.

4. Representations and Warranties of CCCX

CCCX, as a material inducement to the Company and Stockholders to enter into this Agreement and Consummate the transactions contemplated hereby, makes the following representations and warranties to the Company and Stockholders, which representations are true and correct at this date, and will be true and correct on the Closing Date as though made on as of such date:

4(a) Shares of Common Stock, Preferred Stock and Detachable Warrants. The Shares to be delivered to the Stockholders at Closing will be valid and legally issued shares of Common Stock, Preferred Stock and Detachable Warrants free and clear of all liens, encumbrances, and preemptive rights, and will be fully paid on non-assessable shares.

4(b) Due Authorization, Etc. This Agreement has been duly authorized, executed and delivered by CCCX, and constitutes a legal, valid, and binding obligation no consent or other governmental authority is required by CCCX for the execution, delivery or performance of this Agreement by CCCX; no consent of any party to any contrary or agreement to which CCCX is a party of by which any of its property or assets are subject is required for the execution, delivery prior performance of this Agreement by CCCX.

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4(c) Financial Statements.

          (i) The audited financial statements included in CCCX's Initial Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999 (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of CCCX as of the indicated dates and the results of operations of CCCX for the indicated periods, are correct and complete in all material respects, and are consistent with the books and records of CCCX and its Subsidiary.

          (ii) The unaudited financial statements included in CCCX' Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000 (the "Most Recent CCCX Fiscal Period End"), as of the date thereof, complies in all material respects with the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder, present fairly the results of operations of CCCX and its Subsidiary for the periods covered, and is correct and complete in a material respects.

4(d) Financial Statements. Undisclosed Liabilities. Except as set forth in
Schedule 3, CCCX: (i) has no material liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Statements; and (ii) all reserves established by CCCX and set forth in the Statements are adequate and there are no material loss contingencies (as such term is used in Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board) which are not adequately provided.

4(e) Material Adverse Change. Since the date of the Statements, there has not been, and as of the Closing Date there shall not have been, any adverse material changes in the CCCX's condition (financial or otherwise) or liabilities (absolute, contingent or otherwise), whether or not arising from transitions in the ordinary course of business; provided however, that the parties have agreed that the financial position of CCCX will change to the extent that CCCX incurs costs in connections with the transactions contemplated by this Agreement.

4(f) Due Organization, Etc. CCCX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business and in good standing in each state where it is required to be qualified and such qualification is material and has the corporate power to own its property and to carry on its business as now being conducted. The Articles of Incorporation and By-Laws of CCCX, as will be in effect on the Closing Date, are attached hereto as Exhibit "C" and are made a part hereof.

4(g) Tax Matters. CCCX has filed all federal, state and local, tax or related returns and report due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due CCCX has paid all taxes or assessments which have become due other than taxes or charges being contested in good faith or not finally determined

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4(h) Agreements, Etc. CCCX has not breached, nor is there any pending or threatened claims or any legal basis for a claim that CCCX has breached, nor has an event occurred which with the passing of time would constitute a breach of any of the terms or conditions of any agreements, contracts or commitments to which CCCX is a party or by which CCCX or its assets are bound. A list of all CCCX's material contracts, agreements or commitments (whether oral or written) is set forth on Schedule 2 (see SEC Filings via internet) and true and correct copies of all such contracts and agreements have been delivered by CCCX to the Company on or prior to the Closing Date. The execution, delivery and performance of this Agreement by CCCX will not be in conflict with or constitute a default under any provisions of applicable law, CCCX's Articles of Incorporation or by-laws, or any agreement or instrument to which CCCX is a party or by which it or its assets are bound.

4(i) Capitalization. The capitalization of CCCX consists of 50,000,000 authorized common stock, $.001 par value per share, 17,042,046 outstanding and 20,000,000 shares of Preferred Stock, $.001 par value, none of which are currently outstanding, being authorized by consent, and pursuant to Nevada Corporation Law. All outstanding shares of the Common Stock have been duly authorized, validity issued, and are fully-paid and non-assessable, and all such shares were issued in compliance with all applicable federal and state securities laws. There are not outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of CCCX's securities, by CCCX, other than those stated in the Articles of Incorporation. For this acquisition CCCX will issue 2,000,000 shares of its voting Common Stock, $.001 par value, 5,000,000 shares of its Series A $2.00 Callable Cumulative Convertible Preferred, $,001 par value, with a $3.00 detachable tradable warrant exercisable within 10 years from the date of issuance. The Preferred will have a 150% call premium and cannot be called until after the anniversary date of one year from the date of issuance. CCCX will be providing 2,000,000 shares for the cost, consulting fees and financing regarding this transaction. CCCX will immediately file the appropriate Registration Statement with the Securities Exchange Commission regarding the registration of the shares pursuant to the shares being used in this transaction. CCCX will lend the Company $500,000 to be funded no later than August 15, 2000. The Company will executed a demand note bearing at one percent over the prime rate quoted in the financial section of the Wall Street Journal on the date that the note is executed in favor of CCCX. When the closing date occurs the note will automatically extinguish.

4(j) Disclosure of Material Facts. CCCX has, and at the Closing Date will have, disclosed to the Company all events, conditions and facts materially affecting the business and prospects of CCCX; and CCCX has not and will not have, at the Closing Date, withheld disclosure of any events, conditions and facts which it may have knowledge of, or have reasonable grounds to know may materially, adversely affect the business and prospects of CCCX.

4(k) Corporate Records. The corporate financial records, minute books and other documents and records of CCCX are to be available to the Company prior to the Closing Date. Such records are complete and correct and have been maintained in accordance with good business and accounting practices.

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4(i) Stockholders List. Attached is Exhibit "D" is a true correct and complete statement, setting forth the names and addresses of CCCX's stockholders.

4(m) Title to Assets. CCCX has good and marketable title to all of its assets, free of any liens and encumbrances.

4(n) Bank Accounts. Exhibit "E" contains a complete list of all bank accounts and safe deposit boxes of CCCX together with the name of authorized signatories over such accounts and boxes.

4(o) Compliance, Governmental Authorizations CCCX has coupled in all respects with all federal state, local, or foreign laws ordinances regulations, and orders applicable to its business including without limitation federal and state securities laws applicable to all offerings prior to the Closing Date. CCCX has all federal, state, local and federal governmental licenses and permits material to and necessary in the conduct of its business, and such licenses and permits are in full force and effect and no violations are or have been recorded in respect of any such licenses of permits, and no proceedings are pending or threatened to revoke or limit the use of such permits.

4(p) Brokerage Fees. CCCX has incurred brokerage fees or similar charges in connection with this Agreement. The fees will be paid by CCCX and has been accounted for at 4(1).


5.   Affirmative Covenants of the CCCX and its stockholders

CCCX and its stockholders, jointly and severally covenant to the Company (and its Stockholders) that:

5(a) They will comply with all of the undertakings of CCCX set forth in the CCCX's Registration Statement as amended, including without limitation, (I) causing CCCX to use its best Efforts to register or qualify, or maintain in effect the registration or qualification of, the shares of CCCX's Common Stock, Preferred Stock, and the $3.00 detachable warrants: (ii) causing the CCCX to make all filings required under Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended; (iii) preparing and filing of a Form 10-K for the next fiscal year ended; (iv) filing of a Current Report on Form 8-K reporting the completion of the transactions contemplated by this Agreement (which includes the financial statements of the Company required to be included therein).

5(b) They will deliver to CCCX's management the Form 8-K to be filed to report the completion of this transaction so that CCCX's management can review the descriptions contained therein of CCCX and the terms of the transactions contemplated by this Agreement, if required;

5(c) They will deliver to CCCX management, with a copy to its counsel (at the addresses set forth herein), all reports, registration statements and other documents, other than e exhibits, as filed with the SEC and the NASD during the three year period commencing on the Closing Date, as these are done and available; and

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6.   Closing

The Closing (the "Closing") shall take place upon such date (the Closing Date") as the parties hereto may mutual agree upon, but shall be no earlier than the effective date of the registration statement, as amended. The closing shall take place at such place as may be mutually agreed upon by the parties.

7.   Conditions Precedent to Obligations of the Company and Stockholders

All obligations of Acquired and stockholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date of each of the following conditions:

7(a) The representation and warranties by or on behalf of CCCX contained in this Agreement or in any certificate or document delivered to the Company pursuant to this provisions hereof shall be true in all material respects at and as of the time of losing as though such representations and warranties were made at and as of such time.

7(b) CCCX shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by its prior to or at the Closing:

7(c) The present Directors of CCCX shall have caused the appointment of all of the Company nominees to the Board of Directors of CCCX as agreed between CCCX and the Company. The directors designated by the Company appointment are set forth on Exhibit "F".

7(d) On the Closing Date, CCCX shall have no liabilities or obligations, fixed or contingent with the exception of those in the ordinary course of business or capitalization.

7(e) All instruments and documents delivered to the Company and Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for the Company and Stockholders.

7(f) CCCX shall have delivered to the Company and Stockholders an opinion of CCCX's counsel, dated the Closing Date to the effect that:

     (1) CCCX is a corporation duly organized valid existing and in good standing under the laws of the State of Nevada.

     (2) CCCX has the corporate power to carry on its business as now being conducted.

     (3) This agreement has been duly authorized, executed and delivered by CCCX and is a valid and binding obligation of CCCX, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditor' rights and remedies generally or by general equity principles (and excepting specific performance as a remedy);

CCCX has taken all corporate action necessary for its due performance under this Agreement.

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The execution and delivery by CCCX of this Agreement an the consummation of the transactions contemplated here by will not conflict with or result in a breach of any provisions of CCCX's Articles of Incorporation or By-Laws or to the best of such counsel's knowledge after inquiry and based upon information provided by CCCX, constitute a default under or give rise to a right of termination, acceleration, or cancellation under any agreement under which CCCX or any of its properties are bound or violate any court order, writ or decree of injunction applicable to CCCX;

Such counsel does not know, after inquiry, of (a) actions suits or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting CCCX; and (b) any unsatisfied judgment against CCCX.

(7) The Authorized and, to such counsel's best knowledge after inquiry, outstanding capitalization of CCCX is as set forth in Section 4(i) all of the outstanding shares of CCCX's common stock are validly issued, full-paid and non-assessable, without preemptive rights, and to the best counsel's knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written), other than as set forth in Section 4(j) of this Agreement.

7(g) There shall be delivered to the Stockholders by CCCX an officer's certificate, signed by Catherine J. Jacobs, the President and, the Secretary, to the effect that all of the representations and warranties of the CCCX set forth herein are true and complete in all material respects as of the closing date, and that the CCCX has complied in all material respects with its covenants and agreements set forth here required to be complied with by the closing.

8.   Conditions Precedent to Obligations of the Company

     All obligations of the Company under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

8(a) The representations and warranties by the Company and Stockholders contained in this Agreement or in any certificate or document delivered to CCCX pursuant to the provision hereof shall be true and all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

8(b) The Company and Stockholders shall have performed all covenants agreements, and conduits required by this Agreement to be performed or complied with by it prior to or at the Closing;

8(c) The Company shall have delivered all of the exhibits and schedules required herein; including the Financial Statements, to CCCX and such exhibits schedules and Financial Statements shall have been acceptable to CCCX, in its sole and absolute discretion.

8(e) Acquired shall have delivered to CCCX an opinion of counsel, dated the Closing Date, to the effect that:

(1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is duly qualified to do business in any jurisdiction where so required;

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(2) The Company has the corporate power to carry on its business as now being conducted.

(3) This Agreement has been duly authorized, executed and delivered by CCCX and Stockholders, and is a valid and binding obligation of CCCX and Stockholders enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, moratorium, insolvency or similar laws after creditors' rights and remedies generally or by general equity principal (and excluding specific performance as a remedy), including limitations on enforcement by reason of fraudulent, conveyance and corporate and other laws restricting indemnification by corporations shareholders of a corporation, or its affiliates;

8(f) There shall be delivered to CCCX a certificate executed by the President and Secretary of the Company to the effect that all of the representations and warranties of the Company set forth herein are true and complete in all material respected as of the Closing Date, and that the Company has complied in all material respects with its covenants and agreement set forth therein required to be complied with it by the closing.

9.   Indemnification

CCCX shall indemnify and hold harmless the Company to this Agreement at all times after the date of this Agreement against and in respect of any liability damage or deficiency all actions suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fee (through all appeals) incident to any of the foregoing, resulting for any misrepresentation, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement or for any misrepresentation or omission for any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties, on demand, for any reasonable payment made by said parties at any time after Closing in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party defend or satisfy the same and such party failed to defend or satisfy same.

10.  Nature of Representations and Warranties

All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representation, warranties, covenants and agreements contained I this Agreement or at the Closing of the transaction herein provided for and an investigation which they might have made or any other representations warranties agreements, promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation warranty covenant or agreement. CCCX represents and agrees that its chief executive officer is a sophisticated investor and that the business in which the Company is engaged is subject to a high degree of competition from other companies, many of which have greater financial and other resources than the Company. For these and other reasons an investment in the Company's capital stock is subject to substantial risks and speculative.

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11.  Documents at Closing

At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

11(a) Stockholders or the Company as applicable, will deliver, or cause to be delivered, to CCCX the following:

          (1) Stock certificates for the shares of common stock of the Company being exchanged hereunder, duly endorsed or with stock powers attached in blank.

          (2) All corporate records of Acquired, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and by-laws, as amended to the Closing, stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably be requested by CCCX and its counsel:

          (3) The opinion of Counsel for the Company as set forth herein:

          (4) A certificate executed by the Company to the effect that all representations and warranties made by the Company and Stockholders respectively, under this Agreement are (4) A certificate executed by the Company to the effect that all representations and warranties made by the Company and Stockholders respectively, under this Agreement are true and correct as of the Closing Date, as though originally given to CCCX on said date;

          (5) Such other instruments and documents, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which may be reasonably requested in furtherance of the provisions of this Agreement.

11. b.1. CCCX will deliver the Common Stock, Preferred Stock, and Warrants to the Stockholders, and will extinguish the $500,000 note to the Company.

11. b.2.    CCCX will also deliver as applicable 3,4 & 5 above.

12.  Miscellaneous

12(a) Further Assurances. At any time, and from time to time, after the Closing each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

12(b) Waiver. Any failure on the part of any party hereto in complying with any of its obligations; the party to whom such compliance is owed hereunder may waive agreements or conditions in writing.

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12(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the following addresses or such other addresses as are given to other parties in the manner set forth herein:

            IF TO CCCX:

                       Mr. Karl Jacobs
                       President
                       Centre Capital Corp.
                       2619 Gravel
                       Fort Worth, Texas 76118

            IF TO THE COMPANY:

                       Mr. Robert L. Bitterli
                       Chief Executive Officer
                       American Absorbents Natural Products Inc.
                       6015 Lohman Ford Road, #100
                       Lago Vista, Texas 78645

12(d) Headings. The section and subsection headings in the Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12(f) Governing Law. This Agreement shall be governed by the laws of the State of Nevada and the jurisdictions shall be Fort Worth, Texas.

12(g) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successor and assigns.

12(h) Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representation, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

12(i) Time.  Time is of the essence.

12(j) Severability. If any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

12(k) Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof such party shall be entitled to collect attorneys' fees and other costs for the party in default.

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

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                  Centre Capital Corp.


                                    By:_____/S/_______________
                                       Karl Jacobs, CEO

                                    Date Executed: August 9, 2000
                                                   --------------

                                  American Absorbents Natural Products Inc.


                                    By:______/S/_________________
                                       Robert L. Bitterli, CEO

                                    Date Executed: August 9, 2000
                                                   --------------


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